UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, Connecticut 06180

(Address of principal US executive offices)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2014, Tauriga Sciences, Inc., a Florida corporation (the “Company”), Honeywood LLC, a California limited liability company (“Honeywood”), and Doc Green’s Healing Collective, a California unincorporated nonprofit association (“DGHC,” and together with Honeywood, “Licensor”), entered into a License and Supply Agreement (the “License Agreement”). The License Agreement was entered into coincident with the consummation of the Unwinding Transaction (as defined in Item 2.01 below) as a result of which Honeywood ceased to be owned by the Company.

Pursuant to the License Agreement, Licensor granted to the Company, its affiliates and designees, a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty-free, sublicensable right and license to use, offer for sale, sell, import, distribute and otherwise exploit any products offered for distribution by Licensor (“Products”). The Company is free to change, modify, supplement, combine, enhance and otherwise manipulate Products in developing and commercializing its own products and services. Licensor also granted to the Company the nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty-free, sublicensable license to use Licensor’s trademarks in connection with any Products. Licensor agreed to provide to the Company, its affiliates and designees, Products in such quantities as may be ordered by the Company in the ordinary course of business, and as such Products may be available for delivery. Licensor must fulfill the orders for Products by the Company, its affiliates and designees on a first priority basis when commercially reasonable. The payment, shipping and other terms related to fulfillment of the Company’s orders shall be at Licensor’s then-existing commercial wholesale terms. However, the price shall be Licensor’s wholesale price (for Products of any sort to be shipped for distribution in California, or Products shipped anywhere without Licensor’s trademarks) and Licensor’s wholesale price less a discount for Products for distribution under Licensor’s trademarks outside of California. The Company has a right of first negotiation for a supply agreement with respect to each new Product. Absent an uncured material breach of the License Agreement by the Company, Licensor may not terminate the License Agreement before September 24, 2020. In the event of a default under the Note (as defined in Item 2.01 below), the Company has the right to set-off against its obligations under the License Agreement any outstanding obligations under the Note.

The information in Item 2.01 is incorporated herein by reference.

Item 1.02 termination of A MATERIAL DEFINITIVE AGREEMENT

The information in Item 2.01 is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported, on July 15, 2014 the Company completed its acquisition of Honeywood pursuant to the terms of an Agreement and Plan of Merger, as amended by Amendment No.1 to the Agreement and Plan of Merger, dated July 15, 2014 (collectively, the “Merger Agreement”) by and among the Company, Doc Greene’s Acquisition Sub, LLC, a limited liability company (“Honeywood Acquiror”), Honeywood, Elie Green (“Green”), Daniel Kosmal (“Kosmal”) and Ramona Rubin (“Rubin” and, collectively with Green and Kosmal, the “Honeywood Principals”). As contemplated by the Merger Agreement, Honeywood Acquiror merged with and into Honeywood, with Honeywood being the surviving entity and becoming a wholly owned subsidiary of the Company (the “Merger”). In connection with the closing of the Merger, the Company, Honeywood and each of the Honeywood Principals entered a Standstill Agreement (the “Standstill Agreement”) in which Honeywood and the Honeywood Principals agreed to restrictions on acquisition of additional Company capital stock and transactions involving the Company and each Honeywood Principal entered into an employment agreement with Honeywood (collectively, the “Employment Agreements”). A description of the Merger was contained in the Company’s Current Report on Form 8-K dated July 15, 2014.

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On September 24, 2014 (the “Unwinding Date”), the Company, Honeywood and each of the Honeywood Principals entered into a Termination Agreement (the “Termination Agreement”) to unwind the effects of the Merger (the “Unwinding Transaction”). Pursuant to the Termination Agreement, the Merger Agreement, the Standstill Agreement and the Employment Agreements were all terminated. As required by the Termination Agreement, on the Unwinding Date the Company entered into an Assignment of Interest (the “Assignment of Interest”) pursuant to which it conveyed its membership interest in Honeywood to the Honeywood Principals, as a result of which Honeywood ceased to be owned by the Company and became owned again by the Honeywood Principals.

In the Termination Agreement, the Honeywood Principals relinquished their right to any merger consideration pursuant to the Merger Agreement, including the right to any shares of capital stock of the Company (which had never been formally issued or delivered), and agreed that all indicia of any Company shares issuable as merger consideration reflected on the transfer books of the Company, if any, would be cancelled without any further action by the Honeywood Principals. The shares of the Company that would have been issuable as merger consideration pursuant to the Merger Agreement if the Unwinding Transaction had not been consummated consisted of: (i) shares of the Company’s common stock representing approximately 15.457% of the Company’s outstanding common stock as of the Merger (109,414,235 shares) payable to the Honeywood Principals, (ii) 18,000,000 shares of the Company’s common stock payable to a consultant of Honeywood, and (iii) additional shares of the Company’s common stock representing up to 10% of the Company’s outstanding common as of the Merger payable to the Honeywood Principals as an earn-out upon the achievement of certain milestones. Because of the Unwinding Transaction, none of the foregoing shares will be issued by the Company and the stockholders of the Company will not experience the dilution that would have resulted from such issuance.

In accordance with the Termination Agreement, Honeywood agreed to repay to the Company substantially all of the advances made by the Company to Honeywood prior to and after the Merger by delivering to the Company on the Unwinding Date a Secured Promissory Note in the principal amount of $170,000 (the “Note”). The Note bears interest at 6% per annum and is repayable in six quarterly installments on the last day of each calendar quarter starting on March 31, 2015 and ending on June 30, 2016. The Note is secured by a blanket security interest in Honeywood’s assets pursuant to a Security Agreement entered into on the Unwinding Date between Honeywood and the Company (the “Security Agreement”).

The Termination Agreement contains a general release and covenant not to sue pursuant to which the Company, Honeywood and the Honeywood Principals released, and agreed not to sue with respect to, any and all rights they have against each other through the Unwinding Date except for their respective rights under the Termination Agreement, the Assignment of Interest, the Note, the Security Agreement, the License Agreement and the Release and Covenant Not to Sue dated July 15, 2014 entered into in connection with the closing of the Merger. The Termination Agreement also contains customary representations, warranties and covenants, including covenants regarding confidentiality and non-disparagement.

The foregoing descriptions of the Termination Agreement and the resulting disposition of Honeywood by the Company do not purport to be complete and are qualified in their entirety by reference to the full text of the Termination Agreement (including the exhibits thereto), which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Item 7.01. REGULATION FD DISCLOSURE

On September 26, 2014, the Company issued a press release announcing the Unwinding Transaction and the entry into the License Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

Because the Unwinding Transaction reverses the material effects of the Merger, the Company has submitted a request to the Securities and Exchange Commission (the “Commission”) seeking a waiver of the requirement to file financial statements of Honeywood and pro forma financial information as a result of the Merger and a waiver of the requirement to file pro forma financial information as a result of the Unwinding Transaction. To the extent that relief is not provided by the Commission, any pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K must be filed with the Commission.

(d) Exhibits

The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

2.1	Termination Agreement, dated September 24, 2014
99.1*	Press release, dated September 26, 2014

* Furnished and not filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC.

Date: September 29, 2014	By:	/s/ Stella M. Sung
Stella M. Sung
Chief Executive Officer

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